UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32395 (Commission File Number)	01-0562944 (I.R.S. Employer Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 293-1000
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 31, 2007 ConocoPhillips announced the following actions concerning the company’s senior management:
•	John E. Lowe, currently executive vice president, Commercial, will become executive vice president, Exploration & Production.

•	William B. Berry, executive vice president, Exploration & Production — Europe, Asia, Africa and the Middle East, has elected to retire after 31 years of service, effective Jan. 1, 2008.

•	Randy L. Limbacher will retain his current operational responsibilities as president, Exploration & Production — Americas and report to Mr. Lowe.
     The information regarding Mr. Lowe required under Items 401 (b), (d) and (e) and Item 404 (a) of Regulation S-K is included under “Executive Officers of the Registrant” on pages 44 and 45 of ConocoPhillips’ Annual Report on Form 10-K for the year ending December 31, 2006 and is incorporated herein by reference. Mr. Lowe currently participates in the same compensation programs as our named executive officers, as more fully described under “Compensation Discussion and Analysis” on pages 17 through 32 of ConocoPhillips Proxy Statement relating to its 2007 Annual Meeting of Shareholders, as filed with the SEC on April 2, 2007 (and such description is incorporated herein by reference). Mr. Lowe’s salary and individual performance targets under these executive compensation programs will be considered by the Compensation Committee of the Board of Directors at future meetings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Stephen F. Gates
July 31, 2007	Stephen F. Gates
Senior Vice President and General Counsel